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                                                                     EXHIBIT 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 2015, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 1, 2015